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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Micro General Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 relating to the 1999 Stock Incentive Plan of Micro General Corporation of our reports dated March 31, 1999, relating to the consolidated balance sheets of Micro General Corporation and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Micro General Corporation and Subsidiaries, and dated January 15, 1999 relating to the balance sheet of LD Exchange.com, Inc. as of December 31, 1997, and the related statements of operations, stockholders'equity, and cash flows for the period January 15, 1997 (inception) to December 31, 1997, which report appears in the Form 8-K of Micro General Corporation and Subsidiaries dated January 29, 1999.


                                                 /s/ KPMG LLP
                                                -------------------
                                                     KPMG LLP


Los Angeles, California
January 28, 2000